EXHIBIT 23.3

                         (STEPTOE & JOHNSON LETTERHEAD)

April 5, 1995

Alexander & Alexander Services Inc.
1185 Avenue of the Americas
New York, NY 10036

Ladies and Gentlemen:

    We hereby consent to the reference to our Firm under the heading "Risk Factors" in the Company's Form S-3 Registration Statement, file number 33-55081.

Very truly yours,

/s/ Steptoe & Johnson
.......................

Steptoe & Johnson